Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-67424) of the AXA Equitable Life Insurance Company of our report dated June 21, 2016, relating to the financial statements of the AXA Equitable 401(k) Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

New York, NY

June 21, 2016